EXHIBIT 3.0

                                AMENDED ARTICLES
                          OF ARTICLES OF INCORPORATION
                           PELLET AMERICA CORPORATION

     We the undersigned Howard Ovesen, President and Kip Eardley, Secretary or Pellet America Corporation do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 10th day of September, 1998, adopted a resolution to amend the original articles as follows:

ARTICLES  I  Is  hereby  amended  to  read  a  follows:

The  name  of  the  corporation  is:  SunFlower  (USA),  Ltd.

THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING AND ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 2,628,778; THAT THE SAID CHANGE AND AMENDMENT HAVE BEEN CONSENTED TO AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDER HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO NOTE THEREON.


                                                     /s/
                                                     --------------
                                                     President

                                                     /s/
                                                     --------------
                                                     Secretary

State  of  Utah          )
                         )  ss.
Country  of  Salt  Lake  )

ON OCTOBER 5TH, 1998, PERSONALLY APPEARED BEFORE ME, A NOTARY PUBLIC HOWARD OVESON AND KIP EARDLEY WHO ACKNOWLEDGED THAT THEY EXECUTED THE ABOVE INSTRUMENT.

                                                     /s/
                                                     --------------
                                                     Notary  Public